UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2024	(	January 24, 2024)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2024, David G. Wight, notified the Board of Directors of Northrim BanCorp, Inc. (the “Company”) of his intention to resign as a director of the Company, effective as of January 24, 2024. Mr. Wight’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies, or practices of the Company. The Company thanks Mr. Wight for his service and dedication to the Company and the community over many years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

January 30, 2024	By:	/s/ Joseph M. Schierhorn
Name: Joseph M. Schierhorn
Title: President & Chief Executive Officer